EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements 333-139089, 333-176086 and 333-216427 on Form S-8 of our reports dated February 27, 2019, relating to the financial statements of Libbey Inc., and the effectiveness of Libbey Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Libbey Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
February 27, 2019